UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 22, 2014
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive, Madison, Wisconsin 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 22, 2014, we held an annual meeting of stockholders (the “Meeting”) at our offices in Madison, Wisconsin. A total of 57,397,997 shares of our common stock outstanding as of April 11, 2014, the record date for the Meeting, were eligible to receive notice of and vote at the Meeting.

At the Meeting, our stockholders voted to reelect our incumbent Class III directors, Simon Pedder and Jamey Weichert, for a three-year term. The results of this vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Simon C. Pedder	34,851,385	113,048	553,464
Jamey P. Weichert	34,831,972	132,461	553,464

Our stockholders also approved at the Meeting an amendment to our certificate of incorporation that would (1) effect a reverse split of our common stock at a ratio between 1:10 to 1:20 (the “Reverse Split”) to be determined by the board of directors in its discretion and (2) if the Reverse Split is effected, decrease the number of shares of Common Stock that the Corporation is authorized to issue from 150,000,000 to the greater of (A) 20,000,000 and (B) the number of shares equal to three (3) times the sum of the number of all shares of our common stock outstanding and the number of shares of common stock issuable upon exercise or conversion of all outstanding options, warrants and convertible debt. Our stockholders further authorized the board of directors to determine the ratio at which the Reverse Split would be effected and the corresponding reduction in authorized shares of common stock by filing an appropriate amendment to our certificate of incorporation. The results of this vote were as follows:

For	Against	Abstain	Broker Non-Votes
32,614,062	2,741,429	162,406	0

Our stockholders also approved at the Meeting an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 250,000,000 shares, in the event the board of directors elects not to complete the Reverse Split. The results of this vote were as follows:

For	Against	Abstain	Broker Non-Votes
34,318,116	468,287	177,128	554,366

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Joanne M. Protano
Name: Joanne M. Protano
Title: Vice President and Chief Financial Officer